Amendment 2

                      FAIR, ISAAC AND COMPANY, INCORPORATED
                          1992 LONG-TERM INCENTIVE PLAN
              (As amended and restated effective November 21, 1995)

         Effective as of November 25, 1997, the Fair, Isaac and Company, Incorporated 1992 Long-Term Incentive Plan (As amended and restated effective November 21, 1995) is hereby amended as follows:

1. Section 3.1 of the Plan is amended by deleting the last sentence of that section, and adding the following at the end thereof:

              "Effective October 1, 1997, and on each October 1 thereafter for the remaining term of the Plan, the aggregate number of Shares which may be issued under the Plan to individuals shall be increased by a number of Common Shares equal to 4 percent of the total number of Common Shares outstanding at the end of the most recently concluded fiscal year. Any Common Shares that have been reserved but not issued as Restricted Shares, Stock Units or Options during any fiscal year shall remain available for grant during any subsequent fiscal year. Notwithstanding the foregoing, no more than 1,500,000 Common Shares shall be available for the grant of ISOs for the remaining term of the Plan. The aggregate number of Common Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Article 10."

2. Section 16.1 of the Plan is amended by substituting the following for the last sentence thereof:

              "The Plan  shall  remain in effect  until it is  terminated  under
              Section 16.2, except that no ISOs shall be granted after November 24, 2007."

         To record the adoption of this amendment to the Fair, Isaac and Company, Incorporated Stock Option Plan for Non-Employee Directors by an Executive Committee of the Board on November 25, 1997, the Corporation has caused its authorized officers to affix the corporate name hereto.

                               Fair, Isaac and Company, Incorporated


                               By         /s/ PETER L. McCORKELL
                                  ----------------------------------------------
                                              Peter L. McCorkell
                                      Senior Vice President & Secretary